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                                EXHIBIT 5.1

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                          FULBRIGHT & JAWORSKI L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP       HOUSTON
                           1301 MCKINNEY, SUITE 5100            WASHINGTON, D.C.
                           HOUSTON, TEXAS 77010-3095                AUSTIN
TELEPHONE: 713/651-5151                                           SAN ANTONIO
FACSIMILE: 713/651-5246                                             DALLAS
                                                                  LOS ANGELES
                                                                    LONDON
                                                                   HONG KONG

June 29, 1998

UroCor, Inc.
800 Research Parkway
Oklahoma City, OK 73104

Gentlemen:

     We have acted as counsel for UroCor, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 300,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), which are planned to be offered upon the terms and subject to the conditions set forth in the UroCor, Inc. 1997 Employee Stock Purchase Plan (the "Employee Plan").

     In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company, the Employee Plan, the records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We also have examined the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to the Shares.

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Employee Plan, will be duly and validly issued, fully paid and nonassessable.

     The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Texas, the Delaware General Corporation Law and the federal laws of the United States of America, to the extent applicable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ FULBRIGHT & JAWORSKI L.L.P.
                                        -----------------------------------
                                        Fulbright & Jaworski L.L.P.